EXHIBIT 5.1

October 20, 2022

RiceBran Technologies

25420 Kuykendahl Road, Suite B300

Tomball, TX 77375

RE: Prospectus Supplement for Registration Statement on Form S-3 (Registration No. 333-266194)

Ladies and Gentlemen:

We have acted as counsel to RiceBran Technologies, a California corporation (the "Company"), in connection with the Company’s offering of 675,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and Pre-Funded Warrants (the “Warrants”) exercisable for up to 325,000 shares of Common Stock (the “Warrant Shares”). The Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Securities.” The Securities are to be sold pursuant to a Securities Purchase Agreement dated October 18, 2022 (the “Securities Purchase Agreement”) between the Company and the purchasers named therein.

In connection with the offering and sale of the Securities, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement on Form S-3 (File No. 333-266194) (as amended, the “Registration Statement”), (ii) a base prospectus dated July 27, 2022 (the “Base Prospectus”), and (iii) a prospectus supplement (the “Prospectus Supplement”) dated October 18, 2022 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

For the purpose of rendering this opinion, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement, including all supplements and amendments thereto.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the federal law of the United States and the California Corporations Code.

October 20, 2022

Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming the Registration Statement remains effective, and the Base Prospectus and Prospectus Supplement delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act of 1933, as amended, throughout all periods relevant to the opinion, we are of the opinion that:

1.	The Shares, when issued and delivered against payment of the consideration therefor specified in the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

2.

The Warrants, when issued and delivered against payment of the consideration therefor specified in the Securities Purchase Agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

3.

The Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, including, without limitation, payment of the consideration therefor as described in the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement, the Base Prospectus and the Prospectus Supplement. By giving these consents, we do not thereby admit that we are within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ weintraub|tobin

Weintraub Tobin Chediak Coleman Grodin